                                                                EXHIBIT 10.27(4)









                 MULTIPLE LINE QUOTA SHARE REINSURANCE CONTRACT

                                   ISSUED TO

                        PAFCO GENERAL INSURANCE COMPANY
                             INDIANAPOLIS, INDIANA

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                                     INDEX


ARTICLE                                                         PAGE
-------                                                         ----
                        PREAMBLE                                1

I                       BUSINESS REINSURED                      1

II                      COMMENCEMENT AND TERMINATION            2

III                     LIMIT                                   2

IV                      NET RETAINED LINES                      2

V                       TERRITORY                               3

VI                      EXCLUSIONS                              3

VII                     PREMIUM                                 3

VIII                    CEDING COMMISSION                       3

IX                      REPORTS AND REMITTANCES                 4

X                       LOSSES AND LOSS ADJUSTMENT EXPENSES     4

XI                      DEFINITIONS                             5

XII                     LIABILITY OF THE REINSURER              7

XIII                    ERRORS AND OMISSIONS                    7

XIV                     ACCESS TO RECORDS                       7

XV                      OFFSET                                  7

XVI                     TAXES                                   7

XVII                    LOSS RESERVES                           8

XVIII                   UNEARNED PREMIUM RESERVES               9

XIX                     INSOLVENCY                              9

XX                      ARBITRATION                             10

XXI                     SERVICE OF SUIT CLAUSE (U.S.A.)         11

                 MULTIPLE LINE QUOTA SHARE REINSURANCE CONTRACT

                                   ISSUED TO

                        PAFCO GENERAL INSURANCE COMPANY
                             INDIANAPOLIS, INDIANA

                  (HEREINAFTER REFERRED TO AS THE "COMPANY")

                                       BY

                          GRANITE REINSURANCE COMPANY
                                    BARBADOS

                  (HEREINAFTER REFERRED TO AS THE "REINSURER")

PREAMBLE

In consideration of mutual convenants hereinafter contained and upon the terms and conditions hereinafter set forth, the parties hereto mutually agree as follows:

ARTICLE I-BUSINESS REINSURED

By this Contract the Reinsurer agrees to reinsure the net liability which may accrue to the Company under its contracts, agreements and binders of insurance (hereinafter called "original policies"), which are issued or renewed on or after the effective date hereof, and classified by the Company as Property and General Liability including but not limited to:

Broad Form Comprehensive General Liability,
Owners', Landlords' and Tenants,
Manufacturers and Contractors,
Products and Completed Operations (part of a package or CGL policy), Special Events,
Owners and Contractors Protective,
Non-Owned Automobile
Jewelers' Block,
Agents' Errors & Omissions,

which are issued or renewed on or after January 1, 1996.

PAFCO GENERAL INSURANCE COMPANY
MULTIPLE LINE QUOTA SHARE REINSURANCE CONTRACT
EFFECTIVE: JANUARY 1, 1996
PAGE 2

ARTICLE II-COMMENCEMENT AND TERMINATION

A. With regard to Property, General Liability and Jewelers' Block, this Contract shall become effective at 12:01 A.M. January 1, 1996 with respect to losses occurring on risks attaching on or after that date, and shall continue in force thereafter until terminated.

B. With regard to Agents' Errors and Omissions, this Contract shall become effective at 12:01 A.M. January 1, 1996 for claims made on or after January 1, 1996 with respect to policies effective on or after that date. Retroactive coverage shall be provided for claims made policies effective January 1, 1990 and subsequent.

C. Either party may terminate this Contract at any December 31 by giving the other party not less than 90 days prior notice in writing.

D. The Reinsurer will continue to participate in all insurance coming within the terms of this Contract granted or renewed by the Company during the said 90 days.

E. Upon termination of this Contract, there will be a run-off of in force business until natural expiration, cancellation or next premium anniversary of such business. In no event shall this run-off exceed 12 months from the termination date of this Contract. At the option of the Company, termination may be on a cut-off basis and the Company will reassume the unearned premium for business in-force and the Reinsurer's liability for losses occurring on or after the date of termination shall cease.

ARTICLE III-LIMIT

The Reinsurer shall accept as Quota Share reinsurance 100% of the Company's Net Retained Liabilities after the application of all appropriate reinsurances as detailed in Appendix I, on business subject to this Contract.

ARTICLE IV-NET RETAINED LINES

This Contract applies only to that portion of any insurance covered by this Contract and any Extra Contractual Obligations and/or Excess of Policy Limits award which the Company retains net for its own account, after the application of all appropriate reinsurances, and in calculating the amount of any loss hereunder only loss or losses in respect of that portion of any insurance which the Company retains net for its own account shall be included.

Attached hereto as Appendix I is the schedule of the appropriate reinsurances for business subject to this Contract.

PAFCO GENERAL INSURANCE COMPANY
MULTIPLE LINE QUOTA SHARE REINSURANCE CONTRACT
EFFECTIVE: JANUARY 1, 1996
PAGE 3

ARTICLE V - TERRITORY

As regards all classes of business hereunder, coverage applies to policies issued in the United States of America, its territories and possessions.

ARTICLE VI - EXCLUSIONS

This Contract does not apply to and specifically excludes the following:

1.      Absolute Seepage and Pollution per Pafco original policies;
2.      Animal Mortality;
3.      Aviation;
4.      Commercial Automobile;
5.      Credit or Financial Guarantees, but not excluding Installment Floaters;
6.      Insolvency Funds Liability;
7.      Hired cars, except non-owned automobiles covered under CGL Policy;
8.      Municipalities;
9.      Nuclear Incident, per clauses attached;
10.     Ocean Marine;
11.     Pools, Associations & Syndicates, per clause attached;
12.     Professional Liability, except for Agents' Errors & Omissions;
13.     Reinsurance Assumed;
14.     Umbrella and Excess Casualty;
15.     War and Civil War;
16. Worker's Compensation except where incidental to provide residential coverages;
17. Liquor Liability, except Host Liquor as defined by the standard ISO GL form

ARTICLE VII - PREMIUM

The Company shall cede 100% of the Subject Gross Net Written Premium Income charged by the Company less the cost of all appropriate reinsurances for business protected hereunder.


ARTICLE VII - CEDING COMMISSION

The Reinsurer will allow to the Company a provisional ceding commission allowance of 29% of the Subject Gross Net Written Premium Income ceded hereunder. At the end of each quarter, the Company shall calculate the actual cost of commissions paid and expenses incurred by the Company for processing and handling all policy and claims files. The ceding commission will be adjusted to cover these expenses plus a 2% fronting fee.

PAFCO GENERAL INSURANCE COMPANY
MULTIPLE LINE QUOTA SHARE REINSURANCE CONTRACT
EFFECTIVE:  JANUARY 1, 1996
PAGE 4


ARTICLE IX-REPORTS AND REMITTANCES

A. Monthly within 45 days after the end of each month the Company shall submit bordereaux detailing:

        1.      Policies and premium written during the month.
        2.      Losses incurred (paid and outstanding) during the month.

B. The Company shall simultaneously report within 45 days and remit within 45 days of the close of each month the positive balance of:

                1.      Ceded Gross Net Written Premium; less
                2.      Ceding Commission; less
                3.      Ceded loss and Loss Adjustment Expense paid; plus
                4.      Preliminary Loss Recoveries, if any, less
                5.      Cost of any appropriate reinsurances.
                6.      Premium Taxes

C. Any balance due the Company shall be remitted by the Reinsurers as promptly as possible after receipt and verification of the report.

D. Monthly the Company shall report the Unearned Premium and Outstanding Loss Reserves.

E. Annually, the Company shall provide any additional information as may be required by the Reinsurer for completion of its Annual Statement.

ARTICLE X-LOSSES AND LOSS ADJUSTMENT EXPENSES

A. The Company at its sole discretion will adjust, settle or compromise all claims and losses under this Contract. All adjustments, settlements and compromises including ex-gratia payments will be binding on the Reinsurer in proportion to its participation. The Company may likewise commence, continue, defend, compromise, settle or withdraw from any action, suit or
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PAFCO GENERAL INSURANCE COMPANY
MULTIPLE LINE QUOTA SHARE REINSURANCE CONTRACT
EFFECTIVE:  JANUARY 1, 1996
PAGE 5

        proceeding and generally perform all such matters and things relating to any claims or loss hereunder that in its judgment may be beneficial or expedient.

        All loss payments will be shared by the Reinsurer in proportion to its participation, and the Reinsurer will benefit proportionately in all subrogations, recoveries, compromises, etc.

B. The Reinsurer will be liable for its proportionate share of all expenses incurred by the Company in connection with the investigation and settlement or contesting of the validity of specific claims or losses or alleged losses.

        It is agreed that when the Company uses its own field employees or officials in the settlement of the loss or losses under this Contract the Company will be permitted to include the pro-rata share of the salaries and expenses of these employees according to the time occupied in adjusting such losses, and may include expenses of Company officials incurred in connection with the loss or losses. The Company will not include salaries of the Company's officials or normal overhead charges such as rent, postage, lighting, cleaning, heating, etc.

        The Reinsurer's portion of Loss Adjustment Expenses shall be in addition to its limit of liability.

C. The Company may request a preliminary loss recovery when the paid loss recoverable hereunder equals or exceeds $ per loss in respect of the 100% amount.

ARTICLE XI - DEFINITIONS

A.      1)      Property Coverage/Jewelers' Block

                The Company shall be the sole judge of what constitutes one risk, except that in no event shall a building and its contents be more than one risk.

                The term "loss" as used herein shall be construed to mean any one accident, disaster, act or occurrence or series of accidents, disasters, acts or occurrences arising out of the one event.

        2)      Liability Coverage

                The term "occurrence" shall be defined as an accident or occurrence or a series of accidents or occurrences arising out of or caused by one event.
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PAFCO GENERAL INSURANCE COMPANY
MULTIPLE LINE QUOTA SHARE REINSURANCE CONTRACT
EFFECTIVE:  JANUARY 1, 1996
PAGE 6

        3)      Agents' Errors & Omissions Coverage

                The term "occurrence" shall be defined as an accident or occurrence or a series of Accidents or occurrences arising out of or caused by one event.

B. "Loss Adjustment Expenses" as used in this Contract will mean all allocated expenses incurred by the Company in the investigation, appraisal, adjustment, litigation and/or defense of claims under policies reinsured hereunder, including court costs, interest accrued after final verdicts, judgments or awards, first aid medical expense payments supplementary to bodily injury liability but excluding internal office expenses, salaries, per diem, and other renumeration of regular Company employees, and sums paid to attorneys as retainers.

C. "Subject Gross Net Written Premium" as used herein is defined as gross written premium and additional premium for the classes of business reinsured hereunder, less cancellation and return premiums, and less premiums paid by the Company for facultative reinsurance, if any.


D. "Loss in Excess of Policy Limits" as used herein shall mean any amount paid or payable by the Company, in excess of its policy limits, but otherwise within the terms of its policy, as a result of an action against it by its insured or its insured's assignee to recover damages the insured is legally obligated to pay to a third party claimant because of the Company's alleged or actual negligence or bad faith in rejecting a settlement within policy limits, or in discharging its duty to defend or prepare the defense in the trial of an action against its insured, or in discharging its duty to prepare or prosecute an appeal consequent upon such an action. Notwithstanding anything stated herein, this Contract shall not apply to any Excess Policy Limits award incurred by the Company as a result of fraudulent and/or criminal act by an officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

E. "Extra Contractual Obligations" as used herein shall mean any punitive, exemplary, compensatory or consequential damages paid or payable by the Company as a result of an action against it by its insured or its insured's assignee, which alleges negligence or bad faith on the part of the Company in handling a claim under an original policy subject to this Contract, it being understood that Extra Contractual Obligations and/or Loss in Excess of Policy Limits payable by the Company under the terms of its original policies shall be covered as contractual losses hereunder. An Extra Contractual Obligation shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the original policy. Notwithstanding anything stated herein, this Contract shall not apply to any Extra Contractual Obligation incurred by the Company as a result of fraudulent and/or criminal act by
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PAFCO GENERAL INSURANCE COMPANY
MULTIPLE LINE QUOTA SHARE REINSURANCE CONTRACT
EFFECTIVE:  JANUARY 1, 1996
PAGE 7

        an officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

ARTICLE XII - LIABILITY OF THE REINSURER

The liability of the Reinsurer shall follow that of the Company in every case, and be subject in all respects to all the general and special stipulations, clauses, waivers and modifications of the Company's original policies, and any endorsements thereon.

ARTICLES XIII - ERRORS AND OMISSIONS

Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either part from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission will be rectified as soon as possible after discovery.

ARTICLE XIV - ACCESS TO RECORDS

The Reinsurer, by its duly appointed representatives, shall have the right at any reasonable time to examine all papers in the possession of the Company to business effected hereunder.

ARTICLE XV - OFFSET

The Company or the Reinsurer shall have, and may exercise at any time and from time to time, the right to offset any balance or balances, whether on account of premiums or on account of losses or otherwise, due from one party to the other under the terms of this Contract. However, in the event of the insolvency of any party hereto, offset shall only be allowed in accordance with the statues and/or regulations of the state having jurisdiction over insolvency.

ARTICLE XVI - TAXES

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.


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PAFCO GENERAL INSURANCE COMPANY
MULTIPLE LINE QUOTA SHARE REINSURANCE CONTRACT
EFFECTIVE:  JANUARY 1, 1996
PAGE 8


ARTICLE XVII - LOSS RESERVES

A. If the Reinsurer is unauthorized in any state of the United States of America or the District of Columbia, the Reinsurer agrees to fund its share of the Company's ceded outstanding loss and loss adjustment expense reserves including incurred but not reported loss reserves by:

        1.      Clean, irrevocable and unconditional Letters of Credit; and/or

        2.      Escrow accounts for the benefit of the Company; and/or

        3.      Cash advances;

        if, without such funding a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved. The Reinsurer, at its sole option, may find in other than cash if its method of funding is acceptable to the insurance regulatory authorities involved.

B. With regard to funding in whole or in part by Letters of Credit, it is agreed that each Letter of Credit will be issued for a term of at lease one year and will include an "evergreen clause", which automatically extends the term for at lease one additional year at each expiration date. The Company and the Reinsurer further agree, notwithstanding anything to the contrary in this Contract, that said Letters of Credit may be drawn upon by the Company or its successors in interest at any time, without diminution because of the insolvency of the Company or the Reinsurer, but only for one or more of the following purposes:

        1. To reimburse itself for the Reinsurer's share of losses and/or loss adjustment expenses paid under the terms of original contracts reinsured hereunder, unless paid in cash by the Reinsurer;

        2. To reimburse itself for the Reinsurer's share of any other amounts claimed to be due hereunder, unless paid in cash by the Reinsurer;

        3. To find a cash account in an amount equal to the Reinsurer's share of any ceded loss and loss adjustment expense reserves (including incurred but not reported loss reserves) funded by means of a Letter of Credit which is under non-renewal notice, if said Letter of Credit has not been renewed or replaced by the Reinsurer 10 days prior to its expiration date;








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PAFCO GENERAL INSURANCE COMPANY
MULTIPLE LINE QUOTA SHARE REINSURANCE CONTRACT
EFFECTIVE:  JANUARY 1, 1996
PAGE 9


        4. To refund to the Reinsurer any sum in excess of the actual amount required to fund the Reinsurer's share of the Company's ceded loss and loss adjustment expense reserves (including incurred but not reported loss reserves), if so requested by the Reinsurer.

        In the event the amount drawn by the Company on any letter of credit is in excess of the actual amount required for B(1) or B(3), or in the case of B(2), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn.

ARTICLE XVIII - UNEARNED PREMIUM RESERVES

(Applies to those Reinsurers who cannot qualify for credit by the State having jurisdiction over the Company's Unearned Premium Reserves).

As regards policies or bonds issued by the Company coming within the scope of this Contract, the Company agrees that when it shall set up on its books reserves for unearned premiums which it shall be required to set up by law it will forward to the Reinsurers a statement showing the proportion of such unearned premium reserves which is applicable to them. The Reinsurers hereby agree that they will apply for and secure delivery to the Company a clean irrevocable Letter of Credit issued by any bank acceptable to the Governmental Authority having jurisdiction over the Company's Unearned Premium Reserves in an amount equal to Reinsurer's proportion of said Unearned Premium Reserves.

ARTICLE XIX - INSOLVENCY

A. In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the original contract reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or

PAFCO GENERAL INSURANCE COMPANY
MULTIPLE LINE QUOTA SHARE REINSURANCE CONTRACT
EFFECTIVE:  JANUARY 1, 1996
PAGE 10

        liquidation to the extent of a pro-rata share of benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

B. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Company.

C. It is further understood and agreed that, in the event of the insolvency of the Company, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Company or to its liquidator, receiver or statutory, successor, in accordance with the insurance laws of the State of Indiana except (a) where this Contract specifically provides another payee or such reinsurance in the event of the insolvency of the Company or (b) where the Reinsurer with consent of the direct reinsured or reinsureds has assumed such original contract obligation of the Company as direct obligations of the Reinsurer to the payees under such contracts and in substitution for the obligations of the Company to such payees.

ARTICLE XX - ARBITRATION

A. As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion here after arising with respect to this Contract, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Company, the other by the Reinsurer, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two parties fail to agree upon the selection of an Umpire within 30 days following their appointment, each Arbiter shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made drawing lots.

B. Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Contract as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules the law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.


PAFCO GENERAL INSURANCE COMPANY

MULTIPLE LINE QUOTA SHARE REINSURANCE CONTRACT
EFFECTIVE: JANUARY 1, 1996
PAGE 11


C. If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers participating under the terms of this Contract from several to joint.

D. Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.

E. Any arbitration proceedings shall take place either at the location of the Company's principal office or at a location mutually agreed upon by the parties to this Contract, but notwithstanding the location of the arbitration, all proceedings pursuant hereto shall be governed by the law of the state in which the Company has its principal office.

F. Cancellation of this Contract shall not invalidate this arbitration provision in respect of disputes arising after cancellation but resulting from actions taken or transactions made during any period during which this agreement was in effect.

ARTICLE XXI - SERVICE OF SUIT CLAUSE (U.S.A.)

This Clause applies only to Reinsurers domiciled outside the United States of America, or, should the Company be authorized to do business in the State of New York, Reinsurers unauthorized in New York as respects suits instituted in New York.

It is agreed that in the event of the failure of such Reinsurers hereon to pay any amount claimed to be due hereunder, such Reinsurers hereon, at the request of the Company, will submit to the jurisdiction of any Court of competent jurisdiction within the United States and will comply with all requirements necessary to give such Court jurisdiction and all matters arising hereunder shall be determined in accordance with the law and practice of such Court.

It is further agreed that service of process in such suit may be made upon the law firm of Dann Pecar Newman & Kleiman, 1 American Square, Suite 230, Indianapolis, IN 46282, and that in any suit instituted against any one of them upon this Agreement, such Reinsurers will abide by the final decision of such Court or any Appellate Court in the event of an appeal.

PAFCO GENERAL INSURANCE COMPANY

MULTIPLE LINE QUOTA SHARE REINSURANCE CONTRACT
EFFECTIVE: JANUARY 1, 1996
PAGE 12

The above-named are authorized and directed to accept service of process on behalf of such Reinsurers in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a general appearance upon such Reinsurers' behalf in the event such a suit shall be instituted.

Further, pursuant to any statute of any State, Territory or District of the United States which makes provision therefor, such Reinsurers hereon hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designate the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

Note: Wherever used herein the terms:

     "Company" shall be understood to mean "Company", "Reinsured", "Reassured" or whatever other term is used in the attached reinsurance agreement to designate the reinsured company. "Agreement" shall be understood to mean "Contract", "Agreement", "Policy" or whatever other term is used to designate the attached reinsurance document.

                                   APPENDIX 1

Listing of reinsurance contracts in place at January 1, 1996.

First Multiple-Line Excess of Loss Reinsurance effective June 1, 1995 to June 1, 1996. $250,000 excess of $250,000.

Second Multiple-Line Excess of Loss Reinsurance effective June 1, 1995 to June 1, 1996. $500,000 excess of $500,000.

Catastrophe Excess of Loss Reinsurance Agreement effective July 1, 1995 to July 1, 1996. $3,000,000 excess of $2,000,000. Placement is 90.5%.

50% Quota Share Reinsurance Agreement (Condominium and Apartment Program) effective June 1, 1995, continuous agreement. Maximum limit being $2,000,000.

Special Facultative Reinsurance on individual risk.

Other Programs:

Liquor Liability Quota Share Treaty effective July 1, 1988 as amended with United National Reinsurance Company.

Stop Loss Reinsurance Contract effective January 1, 1991 as amended with United National Reinsurance Company.

PAFCO GENERAL INSURANCE COMPANY
MULTIPLE LINE QUOTA SHARE REINSURANCE CONTRACT
ENDORSEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Multiple Line Quota Share Reinsurance Contract by their duly authorized representatives, as of the dates recorded below:


At                            this       day of                      , 1996.


PAFCO GENERAL INSURANCE COMPANY




                                By: /s/ Donald J. Goodenow
                                   ---------------------------------------------
                                    Donald J. Goodenow, Executive Vice President



At                            this       day of                      , 1996.



GRANITE REINSURANCE COMPANY


                                By: /s/ A.G. Symons
                                   ---------------------------------------------